Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement and related prospectus (Form S-3 No. 333-284016) of Praxis Precision Medicines, Inc.,
(2)Registration Statement (Form S-8 No. 333-285397) pertaining to the Praxis Precision Medicines, Inc. 2020 Stock Option and Incentive Plan and the Praxis Precision Medicines, Inc. 2020 Employee Stock Purchase Plan,
(3)Registration Statement (Form S-8 No. 333-285398) pertaining to the Praxis Precision Medicines, Inc. 2024 Inducement Plan,
(4)Registration Statement (Form S-8 No. 333-276786) pertaining to the Praxis Precision Medicines, Inc. 2024 Inducement Plan, as amended by Post-Effective Amendment No. 1 to Form S-8 Registration Statement to include the Praxis Precision Medicines, Inc. 2020 Stock Option and Incentive Plan, as Amended and Restated,
(5)Registration Statements (Form S-8 Nos. 333-277652, 333-269615, 333-263081 and 333-254410) pertaining to the Praxis Precision Medicines, Inc. 2020 Stock Option and Incentive Plan and the Praxis Precision Medicines, Inc. 2020 Employee Stock Purchase Plan, and
(6)Registration Statement (Form S-8 No. 333-249522) pertaining to the Praxis Precision Medicines, Inc. 2017 Stock Incentive Plan, the Praxis Precision Medicines, Inc. 2020 Stock Option and Incentive Plan and the Praxis Precision Medicines, Inc. 2020 Employee Stock Purchase Plan;
of our reports dated February 19, 2026, with respect to the consolidated financial statements of Praxis Precision Medicines, Inc. and the effectiveness of internal control over financial reporting of Praxis Precision Medicines, Inc. included in this Annual Report (Form 10-K) of Praxis Precision Medicines, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP
Boston, Massachusetts
February 19, 2026